UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 30, 2008 (June 30, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

           On May 21, 2008, Spectrum Brands, Inc., a Delaware corporation (the "Company"), publicly announced that it entered into a definitive purchase agreement with Salton Inc., a Delaware corporation, and its wholly owned subsidiary, Applica Pet Products LLC, for the sale of the Company's Global Pet Business (the "Transaction").

           On June 30, 2008, the Company issued a press release in connection with the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward Looking Information

Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release.  Actual results may differ materially as a result of (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; (2) the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the sale; (3) the risk that the proposed transaction disrupts current plans and operations; (4) difficulty or unanticipated expenses in connection with the sale; (5) changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (6) changes in consumer demand for the various types of products the Company offers, (7) unfavorable developments in the global credit markets, (8) the impact of overall economic conditions on consumer spending, (9) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (10) changes in the general economic conditions in countries and regions where the Company does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (11) the Company’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (12) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the Company’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

Item 9.01   Financial Statements and Exhibits

           (d)   Exhibits

           The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release issued by Spectrum Brands, Inc. on June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Executive Vice President,Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Spectrum Brands, Inc. on June 30, 2008.